UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2018

CARDIFF LEXINGTON CORPORATION

(Exact name of Registrant as specified in its charter)

Florida	000-49709	84-1044583
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 E. Las Olas Blvd. Suite 1400

Ft. Lauderdale, FL 33301

(Address of principal executive offices, including zip code)

(844) 628-2100

(Registrant's telephone number, including area code)

____________________________________________________

(Former Name or former address if changed from last report.)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K, “Company,” “our company,” “us,” and “our” refer to Cardiff Lexington Corporation, unless the context requires otherwise.

Item 5.01 – Changes in Control of Registrant

On November 21, 2018 two hundred million (250,000,000) shares of Preferred “I” stock have been authorized to issue to the following individuals: One Hundred Fifty Million (125,000,000) shares of Preferred “I” Stock, par value $0.001 to be issued to Alex Cunningham, President/CEO and One Hundred Fifty Million (125,000,000) shares of preferred “I” Stock issued to Daniel R Thompson, Chairman both members of the Board of Directors to reduce debt for unpaid monies owed by Company.

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Increase in the Authorized shares of Common Stock: On November 6, 2018, the Board of Directors of Cardiff Lexington Corporation, a Florida corporation (the “Corporation”) authorized Five Billion (5,000,000,000) shares of 144 Common Stock, par value of $0.001 and One Billion (1,000,000,000) shares of Blank Check Stock, par value of $0.001. These increases was authorized for (a.) upcoming acquisitions; (b.) debt reduction and (c.) increased growth.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Cardiff International, Inc.

By: /s/ Daniel Thompson

Daniel Thompson

Title: Chairman

Dated: November 27, 2018